Exhibit 99.7

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction

On July 28, 2026, Processa Pharmaceuticals, Inc. (“Processa” or the “Company”) acquired Vidya Therapeutics, Inc. (“Vidya”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 28, 2026, by and among the Company, Venus Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub I”), Venus Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”), and Vidya, a Delaware corporation. Also, on July 28, 2026, the transactions contemplated by the Merger Agreement were consummated, pursuant to which Merger Sub I merged with and into Vidya, with Vidya surviving and becoming a wholly owned subsidiary of the Company (the “First Merger”). Immediately following the First Merger, Vidya merged with and into Merger Sub II, with Merger Sub II surviving as a wholly owned subsidiary of the Company and subsequently being renamed Vidya Therapeutics Operating LLC (together with the First Merger, the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Under the terms of the Merger Agreement, the Company issued to the stockholders of Vidya an aggregate of 142,254.972 shares of Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), which is inclusive of 37,518.329 shares of Series A Preferred Stock issued for the conversion of previously outstanding Simple Agreements for Future Equity (“SAFE’s”) issued by Vidya. Each share of Series A Preferred Stock is convertible into 1,000 shares of common stock of the Company, par value $0.00001 per share (“Common Stock”), subject to receiving approval by the Company’s stockholders of the issuance of shares of Common Stock upon conversion of Series A Preferred Stock and exercise of certain options held by the former equity holders of Vidya that we assumed in the Merger, which (a) will represent more than 20% of the shares of Common Stock outstanding pursuant to Nasdaq Listing Rule 5635(a) and (b) may, together with certain changes to management and our Board of Directors (“Board”), result in a change of control of the Company pursuant to Nasdaq Listing Rule 5635(b) (the “Conversion Proposal”) and certain beneficial ownership limitations set by each holder. In addition, all outstanding options to purchase Vidya common stock were assumed by the Company and were converted into options to purchase an aggregate of 1,047,524 shares of Common Stock (the “Assumed Options”).

Concurrently with the Merger, on July 28, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with investors (the “PIPE Investors”) to raise $200.0 million of gross proceeds in which the PIPE Investors were issued an aggregate of 163,774.679 shares of Series A Preferred Stock, or 163,774,679 on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations, (the “PIPE Securities”) at a price of $1,221.19 per share, or $1.22 per share on an as-converted-to-common basis, (collectively, the “Financing”). The Financing closed on July 30, 2026.

As a result of the transactions, equityholders of the Company immediately prior to the Merger owned approximately 1.4% of the Common Stock, equityholders of Vidya immediately prior to the Merger owned approximately 46.0% of the Common Stock and investors in the Financing owned approximately 52.6% of the Common Stock, in each case, calculated on a fully-diluted, as-converted-to-common basis (and without giving effect to any beneficial ownership limitations) and based on the implied equity values of the Company and Vidya.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only, does not necessarily reflect what the actual consolidated results of operations and financial position would have been had the Merger occurred on the dates assumed and may not be useful in predicting the future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may result from the Merger.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between the preliminary accounting and estimates reflected in the unaudited pro forma condensed combined financial information and the final accounting and estimates may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined Company’s future results of operations and financial position.

Accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications. During preparation of the unaudited pro forma condensed combined financial information, management has performed a preliminary analysis and is not aware of any material differences, and accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies of the two companies. Following the Merger, management will conduct a final review of the Company’s accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of Vidya’s results of operations or reclassification of assets or liabilities to conform to the Company’s accounting policies and classifications. As a result of this review, management may identify differences that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”) and presents the combined historical consolidated financial position and consolidated results of operations of the Company and the historical combined financial position and results of operations of Vidya, adjusted to give effect to (i) the Merger and the Financing and (ii) the pro forma effects of certain assumptions and adjustments described in “Notes to the Unaudited Pro Forma Condensed Combined Financial Information” below. Collectively, pro forma balance sheet transaction accounting adjustments and pro forma statements of operations transaction accounting adjustments are referred to as “transaction accounting adjustments.”

The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of the Merger and Financing, based on the historical financial statements and accounting records of the Company and Vidya after giving effect to the Merger and Financing and the related pro forma adjustments as described in the notes included below.

The unaudited pro forma combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025 combine the historical statements of operations of the Company and Vidya, giving effect to the Merger and Financing as if they had occurred on January 1, 2025. The unaudited pro forma condensed combined balance sheet data assumes that the Acquisition and Financing took place on June 30, 2026, and combines the historical balance sheets of the Company and Vidya as of such date.

The following unaudited pro forma condensed combined financial information and related notes are based on and should be read in conjunction with the following:

(i)	The accompanying notes to the unaudited pro forma condensed combined financial statements.
(ii)
The historical unaudited financial statements of the Company and the related notes included in its Quarterly Report on Form 10-Q as of and for the three and six months ended June 30, 2026 filed with the Securities Exchange Commission (“SEC”) on August 14, 2026;

(iii)
The historical audited financial statements of the Company and the related notes included in its Annual Report on Form 10-K as of and for the year ended December 31, 2025 filed with the SEC on March 18, 2026;

(iv)	The historical unaudited financial statements of Vidya and the related notes as of and for the six months ended June 30, 2026 included in this Form 8-K/A filed with the SEC on October 5, 2026;
(v)	The historical audited financial statements of Vidya and the related notes as of and for the year ended December 31, 2025 included in this Form 8-K/A filed with the SEC on October 5, 2026;
(vi)	The Current Report on Form 8-K/A of the Company to which these unaudited pro forma condensed combined financial statements are attached as an exhibit.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2026
(in thousands)

	Historical
	Processa	Vidya	Transaction Accounting Adjustments		Pro Forma Combined

Assets
Current assets:
Cash and cash equivalents	$196	$245	$183,725	A	$184,166
Digital assets at fair value	472	-	-		472
Prepaid expenses and other current assets	1,398	486	-		1,884
Total current assets	2,066	731	183,725		186,522
Property and equipment, net	3	-	-		3
Total assets	$2,069	$731	$183,725		$186,525

Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,659	$941	$-		$2,600
SAFE liabilities, current	-	36,330	(36,330)	B	-
Accrued expenses and other current liabilities	727	106	-		833
Total liabilities	2,386	37,377	(36,330)		3,433
Commitments and contingencies
Processa convertible preferred stock	-	-	361,404	B	361,404
Stockholders’ equity (deficit):
Processa common stock	-	-	-		-
Vidya common stock	-	-	-	C	-
Additional paid-in capital	107,108	3	1,277	C	108,388
Accumulated other comprehensive income	-	(20)	20	C	-
Accumulated deficit	(107,425)	(36,629)	(142,646)	C	(286,700)
Total stockholders’ equity (deficit)	(317)	(36,646)	(141,349)		(178,312)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$2,069	$731	$183,725		$186,525

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2026
(in thousands of dollars, except shares and per share amounts)

	Historical
	Processa	Vidya	Transaction Accounting Adjustments		Pro Forma Combined

Operating expenses:
Research and development	$2,459	$2,178	$-		$4,637
General and administrative	3,208	628	-		3,836
Total operating expenses	5,667	2,806	-		8,473
Loss from operations	$(5,667)	$(2,806)	$-		$(8,473)
Other income (expense), net:
Unrealized loss on digital assets	(828)	-	-		(828)
Realized loss on digital assets	(159)	-	-		(159)
Interest income	12	16	-		28
Change in fair value of SAFE liability	-	(27,327)	27,327	G	-
Total other (expense), net	(975)	(27,311)	27,327		(959)
Net loss	$(6,642)	$(30,117)	$27,327		$(9,432)
Foreign currency translation adjustment	-	40	-		40
Total comprehensive loss	$(6,642)	$(30,077)	$27,327		$(9,392)

Net loss attributable to common stockholders	$(6,642)	$(30,117)	$27,327		$(9,432)
Net loss per share attributable to common stockholders — basic and diluted	$(2.47)				$(3.51)
Weighted average common shares outstanding — basic and diluted (1)	2,687,295				2,687,295

(1) Reflects the exclusion of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock from diluted weighted-average common shares outstanding as their inclusion would be anti-dilutive for the periods presented. The Series A Preferred Stock is a participating security, however, because holders are not contractually obligated to participate in losses, no loss has been allocated to the Series A Preferred Stock under the two-class method.

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025
(in thousands of dollars, except shares and per share amounts)

	Historical
	Processa	Vidya	Transaction Accounting Adjustments		Pro Forma Combined

Operating expenses:
Research and development	$7,810	$2,818	326	D	$10,954
General and administrative	6,178	487	2,275	A	9,033
			93	E
Acquired in-process research and development	-	-	2,000	A	177,000
			175,000	F
Total operating expenses	13,988	3,305	179,694		196,987
Loss from operations	$(13,988)	$(3,305)	$(179,694)		$(196,987)
Other income (expense), net:
Interest income	109	136	-		245
Unrealized gain on digital assets at fair value	295	-	-		295
Change in fair value of SAFE liability	-	(2,892)	2,892	G	-
Other income	20	-	-		20
Total other income (expense), net	424	(2,756)	2,892		560
Net loss	$(13,564)	$(6,061)	$(176,802)		$(196,427)
Foreign currency translation adjustment	-	(60)	-		(60)
Total comprehensive loss	$(13,564)	$(6,121)	$(176,802)		$(196,487)

Net loss attributable to common stockholders	$(13,564)	$(6,061)	$(176,802)		$(196,427)
Net loss per share attributable to common stockholders — basic and diluted	$(10.36)				$(150.03)
Weighted average common shares outstanding — basic and diluted (1)	1,309,271				1,309,271

(1) Reflects the exclusion of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock from diluted weighted-average common shares outstanding as their inclusion would be anti-dilutive for the periods presented. The Series A Preferred Stock is a participating security, however, because holders are not contractually obligated to participate in losses, no loss has been allocated to the Series A Preferred Stock under the two-class method.

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of presentation

Description of the Transactions

On July 28, 2026, the Company acquired Vidya through the Merger. Upon consummation of the Merger, all outstanding options to purchase Vidya common stock were assumed by the Company and were converted into options to purchase an aggregate of 1,047,524 shares of Common Stock. Additionally, the Company issued 142,254.972 shares of Series A Preferred Stock, which is inclusive of 37,518.329 shares of Series A Preferred Stock issued for the conversion of previously outstanding Vidya SAFE’s. Each share of which is convertible into 1,000 shares of Common Stock, subject to stockholder approval of the Conversion Proposal and beneficial ownership limitations set by each holder.

On July 28, 2026, the Company entered into the Purchase Agreement with PIPE investors, pursuant to which the Company agreed to sell an aggregate of 163,774.679 shares of Series A Preferred Stock for an aggregate cash purchase price of approximately $200.0 million. Each share of Series A Preferred Stock is convertible into 1,000 shares of Common Stock, subject to stockholder approval of the Conversion Proposal and certain beneficial ownership limitations set by each holder. The closing of the Financing occurred on July 30, 2026.

Pursuant to the Merger Agreement, the Company has agreed to hold a stockholders’ meeting to submit certain matters to its stockholders for consideration, including (i) the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock issued in connection with the Merger and exercise of certain Assumed Options pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), (ii) the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock issued in connection with the Financing pursuant to Nasdaq Listing Rule 5635(d), (iii) approval of the 2026 Equity Incentive Plan, and (iv) approval of the 2026 Employee Stock Purchase Plan.

Basis of Presentation

The unaudited pro forma condensed combined financial information was preliminarily prepared with the Merger being accounted for as an asset acquisition with the Company as the accounting acquirer. Upon completion of the Merger and Financing, the Company obtained control of Vidya’s assets, consisting primarily of in-process research and development (“IPR&D”). In accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), under the asset acquisition method of accounting, the assets acquired and liabilities assumed are recognized and measured at fair value and no goodwill is recorded or recognized. Acquired IPR&D that has no future alternative use is expensed at the time of acquisition.

The unaudited pro forma condensed combined financial statements have been prepared based on the Company’s and Vidya’s historical financial information, giving effect to the Merger and related adjustments described in these notes to show how the Merger might have affected the historical financial statements if it had been completed on January 1, 2025 for the purposes of the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025; and as of June 30, 2026, for purposes of the unaudited pro forma condensed combined balance sheet.

The pro forma adjustments reflecting the consummation of the Merger and the Financing are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Merger based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, anticipated synergies, operating efficiencies, tax savings, or other savings or expenses that may be associated with the integration of the two companies and does not purport to represent the actual results of operations that the Company and Vidya would have achieved had the companies been combined during the periods presented and is not intended to project the future results of operations that the combined company may achieve after the Merger.

Note 2. Estimated consideration and preliminary purchase price allocation

The estimated fair value of the consideration transferred of $175.0 million is summarized as follows (in thousands):

Assumed Options (1)	$1,280
Series A Preferred Stock (2)	173,720
Total consideration transferred	$175,000

(1) Reflects the portion of the acquisition date fair-value based measure of the Assumed Options
(2) The fair value of the consideration transferred was measured using the price per share the investors paid as part of the Financing

The net liabilities acquired in connection with the Merger were determined to be immaterial. Accordingly, for purposes of the pro forma financial statements, the purchase consideration of $175.0 million was fully allocated to the acquired IPR&D.

Note 3. Transaction accounting adjustments

Adjustments included in the column under the heading “Transaction Accounting Adjustments” are primarily based on information contained within the Merger Agreement. Further analysis will be performed after the completion of the Merger to confirm these estimates or make adjustments in the final purchase price allocation, as necessary. The transaction adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

A.
Reflects the receipt of $200.0 million of gross proceeds from the Financing and the payment of $16.3 million of transaction-related costs at closing, consisting of $12.0 million of placement agent fees, $2.0 million of merger transaction success fee and $2.3 million of other transaction and SEC reporting costs, resulting in a net increase in cash of $183.7 million. The $12.0 million of placement agent fees are reflected as a reduction of the carrying amount of the Series A Preferred Stock issued in the Financing. The remaining transaction costs are accounted for separately as described below.

Gross proceeds from financing	$200,000
Placement agent fees	(12,000)
Merger transaction fee	(2,000)
Other transaction and SEC reporting costs	(2,275)
Pro forma adjustment	$183,725

B.
Reflects the recording of the (i) issuance of 142,254.972 of the Company’s shares of Series A Preferred Stock to Vidya stockholders, which is inclusive of 37,518.329 shares of Series A Preferred Stock issued for the conversion of $36.3 million of previously outstanding Viday SAFE’s, and (ii) issuance of 163,774.68 of the Company’s shares of Series A Preferred Stock as a result of the Financing, which is reflected at $188.0 million, representing gross proceeds of $200.0 million, net of $12.0 million of placement agent fees directly attributable to the Financing (in thousands, except share amounts):

	Series A Preferred Stock
	Shares	Amount
Issuance of Series A Preferred Stock to Vidya’s stockholders	142,254.97	$173,404
Issuance of Series A Preferred Stock related to the Financing	163,774.68	188,000
Pro forma adjustment	306,029.65	$361,404

C.
Reflects the recording of the (i) elimination of Vidya’s historical equity balances, (ii) exchange of Vidya stock options for the Assumed Options, which is reflected as consideration, (iii) the immediate expensing of the Merger transaction fee incurred upon consummation of the Merger, (iv) the immediate expensing of Vidya’s merger related transaction expenses, and (v) the immediate expensing of acquired Vidya IPR&D as it has no future alternative use (in thousands, except share amounts):

	Common Stock		Additional paid-in-capital	Accumulated other comprehensive income	Accumulated Deficit	Total
	Shares	Amount
Elimination of Vidya’s historical equity balances as of June 30, 2026	(643,302)	$-	$(3)	$20	$36,629	$36,646
Exchange of Vidya options for stock options of the Company	-	-	1,280	-	-	1,280
Expensing of Merger transaction fee	-	-	-	-	(2,000)	(2,000)
Expensing of Vidya transaction costs	-	-	-	-	(2,275)	(2,275)
Expensing of Acquired IPR&D	-	-	-	-	(175,000)	(175,000)
Pro forma adjustment	(643,302)	$-	$1,277	$20	$(142,646)	$(141,349)

D.	Represents compensation-related costs associated with the Merger that are reflected within research and development expense, summarized as follows (in thousands):

Compensation expense for Assumed Options attributable to post-combination services (1)	$326
Pro forma adjustment	$326

(1) Pro forma compensation expense for the Assumed Options has been calculated using the acquisition-date fair value of the Assumed Options.

E.	Represents compensation-related costs associated with the Merger that are reflected within general and administrative expense, summarized as follows (in thousands):

Compensation expense for Assumed Options attributable to post-combination services (1)	$93
Pro forma adjustment	$93

(1) Pro forma compensation expense for the Assumed Options has been calculated using the acquisition-date fair value of the Assumed Options.

F.
Reflects the recognition of $175.0 million of in-process research and development expense related to the acquired programs that had no alternative future use at the time of Merger which requires immediate expense recognition.

G.
To reflect Vidya’s change in fair value related to its SAFE instruments that is recorded in its historical financial statements, to be derecognized in the unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2025 and six months ended June 30, 2026, assuming the adjustment described in Note B was made on January 1, 2025.